EXHIBIT 6(a)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated May 5, 1998 in this Amendment No. 2 to the Registration Statement (Form S-6 No. 333-48465) and related Prospectus of Delaware Investments Unit Investment Trust, Series 19 dated May 5, 1998.



                                ERNST & YOUNG LLP


Philadelphia, Pennsylvania
May 5, 1998